UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 27, 2021

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 South Syracuse Street, Suite 800

Denver, CO 90237

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 27, 2021, Healthpeak Properties, Inc. (the “Company”) issued a press release announcing the pricing of three separate tender offers (the “Offers”) to purchase for cash any and all of the Company’s outstanding (i) $300,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2023, (ii) $350,000,000 aggregate principal amount of the Company’s 4.200% Senior Notes due 2024 and (iii) $800,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2024.

On January 28, 2021, the Company issued a press release announcing the expiration and final tender results of the Offers. The Offers expired at 5:00 p.m., New York City time, on January 27, 2021.

Copies of the press releases announcing the pricing of the Offers and the expiration and final tender results of the Offers are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits. The following exhibit is being filed herewith:

No.	Description
99.1	Press Release, dated January 27, 2021, announcing the pricing of the Offers
99.2	Press Release, dated January 28, 2021, announcing the expiration and final tender results of the Offers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 28, 2021

Healthpeak Properties, Inc.

By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Executive Vice President and Chief Financial Officer